                                                                     Exhibit 4.1

================================================================================



                              POLYONE CORPORATION,
                                   as Company

                          10 5/8% SENIOR NOTES DUE 2010


                         ------------------------------


                                    INDENTURE

                             Dated as of May 6, 2003

                         ------------------------------


                              THE BANK OF NEW YORK,
                                   as Trustee


================================================================================

                              CROSS-REFERENCE TABLE


                                                                                                INDENTURE
TIA SECTION REFERENCE                                                                            SECTION
---------------------                                                                            -------
310(a)(1)...................................................................................       7.10
    (a)(2)..................................................................................       7.10
    (a)(3)..................................................................................       N.A.
    (a)(4)..................................................................................       N.A.
    (a)(5)..................................................................................       7.10
    (b).....................................................................................       7.08, 7.10
    (c).....................................................................................       N.A.
311(a)......................................................................................       7.11
    (b).....................................................................................       7.11
    (c).....................................................................................       N.A.
312(a)......................................................................................       2.05
312(b)......................................................................................       11.03
312(c)......................................................................................       11.03
313(a)......................................................................................       7.06
    (b)(1)..................................................................................       N.A.
    (b)(2)..................................................................................       7.06, 7.07
    (c).....................................................................................       7.06, 11.02
    (d).....................................................................................       7.06
314(a)......................................................................................       4.03, 4.04
    (b).....................................................................................       N.A.
    (c)(3)..................................................................................       N.A.
    (d).....................................................................................       N.A.
314(e)......................................................................................       11.05
315(a)......................................................................................       7.01
    (b).....................................................................................       7.05
    (c).....................................................................................       7.01
    (d).....................................................................................       7.01
    (e).....................................................................................       6.11
316(a) (last sentence)......................................................................       2.09
    (a)(1)(A)...............................................................................       6.05
    (a)(1)(B)...............................................................................       6.04
    (a)(2)..................................................................................       N.A.
    (b).....................................................................................       6.07
317(a)(1)...................................................................................       6.08
    (a)(2)..................................................................................       6.09
    (b).....................................................................................       2.04

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.         Definitions...........................................................................1
Section 1.02.         Other Definitions....................................................................31
Section 1.03.         Incorporation by Reference of Trust Indenture Act....................................32
Section 1.04.         Rules of Construction................................................................32

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01.         Form and Dating......................................................................33
Section 2.02.         Execution and Authentication.........................................................34
Section 2.03.         Registrar and Paying Agent...........................................................35
Section 2.04.         Paying Agent to Hold Money in Trust..................................................35
Section 2.05.         Holder Lists.........................................................................36
Section 2.06.         Transfer and Exchange................................................................36
Section 2.07.         Replacement Notes....................................................................43
Section 2.08.         Outstanding Notes....................................................................44
Section 2.09.         Treasury Notes.......................................................................44
Section 2.10.         Temporary Notes......................................................................44
Section 2.11.         Cancellation.........................................................................45
Section 2.12.         Payment of Interest; Defaulted Interest..............................................45
Section 2.13.         CUSIP or ISIN Numbers................................................................45
Section 2.14.         Additional Interest..................................................................46
Section 2.15.         Issuance of Additional Notes.........................................................46

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.         Notices to Trustee...................................................................47
Section 3.02.         Selection of Notes to Be Redeemed....................................................47
Section 3.03.         Notice of Redemption.................................................................47
Section 3.04.         Effect of Notice of Redemption.......................................................48
Section 3.05.         Deposit of Redemption Price..........................................................48
Section 3.06.         Notes Redeemed in Part...............................................................49
Section 3.07.         Optional Redemption..................................................................49
Section 3.08.         Mandatory Redemption.................................................................50

                                                                                                           PAGE

Section 3.09.         Offer To Purchase by Application of Excess Proceeds..................................50

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01.         Payment of Notes.....................................................................52
Section 4.02.         Maintenance of Office or Agency......................................................53
Section 4.03.         Reports..............................................................................53
Section 4.04.         Compliance Certificate...............................................................54
Section 4.05.         Taxes................................................................................54
Section 4.06.         Stay, Extension and Usury Laws.......................................................55
Section 4.07.         Corporate Existence..................................................................55
Section 4.08.         [Intentionally omitted]..............................................................55
Section 4.09.         Limitation on Debt...................................................................55
Section 4.10.         Limitation on Restricted Payments....................................................60
Section 4.11.         Limitation on Liens..................................................................64
Section 4.12.         Limitation on Asset Sales............................................................66
Section 4.13.         Limitation on Payment Restrictions Affecting Restricted Subsidiaries.................69
Section 4.14.         Limitation on Affiliate Transactions.................................................71
Section 4.15.         Designation of Restricted and Unrestricted Subsidiaries..............................73
Section 4.16.         Limitation on Company's Business.....................................................74
Section 4.17.         Guarantees by Restricted Subsidiaries................................................74
Section 4.18.         Repurchase at the Option of Holders Upon a Change of Control.........................75
Section 4.19.         Covenant Suspension..................................................................78

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.         Merger, Consolidation and Sale of Assets.............................................79
Section 5.02.         Successor Corporation Substituted....................................................81

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.         Events of Default....................................................................82
Section 6.02.         Acceleration.........................................................................84
Section 6.03.         Other Remedies.......................................................................85
Section 6.04.         Waiver of Past Defaults..............................................................85
Section 6.05.         Control by Majority..................................................................85
Section 6.06.         Limitation on Suits..................................................................85

                                                                                                           PAGE
Section 6.07.         Rights of Holders to Receive Payment.................................................86
Section 6.08.         Collection Suit by Trustee...........................................................86
Section 6.09.         Trustee May File Proofs of Claim.....................................................86
Section 6.10.         Priorities...........................................................................87
Section 6.11.         Undertaking for Costs................................................................87

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01.         Duties of Trustee....................................................................88
Section 7.02.         Rights of Trustee....................................................................89
Section 7.03.         Individual Rights of Trustee.........................................................91
Section 7.04.         Trustee's Disclaimer.................................................................91
Section 7.05.         Notice of Defaults...................................................................91
Section 7.06.         Reports by Trustee to Holders........................................................91
Section 7.07.         Compensation and Indemnity...........................................................92
Section 7.08.         Replacement of Trustee...............................................................93
Section 7.09.         Successor Trustee by Merger, etc.....................................................94
Section 7.10.         Eligibility; Disqualification........................................................94
Section 7.11.         Preferential Collection of Claims Against Company....................................95

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.         Option to Effect Legal Defeasance or Covenant Defeasance.............................95
Section 8.02.         Legal Defeasance and Discharge.......................................................95
Section 8.03.         Covenant Defeasance..................................................................96
Section 8.04.         Conditions to Legal or Covenant Defeasance...........................................96
Section 8.05.         Deposited Cash and U.S. Government Obligations to be Held in Trust; Other
                          Miscellaneous Provisions.........................................................98
Section 8.06.         Repayment to Company.................................................................98
Section 8.07.         Reinstatement........................................................................99

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.         Without Consent of Holders of Notes..................................................99
Section 9.02.         With Consent of Holders of Notes....................................................100
Section 9.03.         Compliance with Trust Indenture Act.................................................102
Section 9.04.         Revocation and Effect of Consents...................................................102
Section 9.05.         Notation on or Exchange of Notes....................................................102

                                                                                                           PAGE
Section 9.06.         Trustee to Sign Amendments, etc.....................................................103

                                   ARTICLE 10.

                           SATISFACTION AND DISCHARGE

Section 10.01.        Satisfaction and Discharge..........................................................103
Section 10.02.        Deposited Cash and U.S. Government Obligations to be Held in Trust;
                          Other Miscellaneous Provisions..................................................104
Section 10.03.        Repayment to Company................................................................104

                                   ARTICLE 11.

                                  MISCELLANEOUS

Section 11.01.        Trust Indenture Act Controls........................................................105
Section 11.02.        Notices.............................................................................105
Section 11.03.        Communication by Holders of Notes with Other Holders of Notes.......................106
Section 11.04.        Certificate and Opinion as to Conditions Precedent..................................106
Section 11.05.        Statements Required in Certificate or Opinion.......................................107
Section 11.06.        Rules by Trustee and Agents.........................................................107
Section 11.07.        No Personal Liability of Directors, Officers, Employees and Stockholders............107
Section 11.08.        Governing Law.......................................................................108
Section 11.09.        No Adverse Interpretation of Other Agreements.......................................108
Section 11.10.        Successors..........................................................................108
Section 11.11.        Severability........................................................................108
Section 11.12.        Consent to Jurisdiction and Service of Process......................................108
Section 11.13.        Counterpart Originals...............................................................109
Section 11.14.        Table of Contents, Headings, etc....................................................109


Exhibit A-- FORM OF NOTE
Exhibit B-- FORM OF CERTIFICATE OF TRANSFER
Exhibit C-- FORM OF CERTIFICATE OF EXCHANGE
Exhibit D-- FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR
Exhibit E-- FORM OF NOTATION OF GUARANTEE

                  This INDENTURE, dated as of May 6, 2003, is by and between POLYONE CORPORATION, an Ohio corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 5/8% Senior Notes due 2010:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires,

                  "144A Global Note" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Accounts Receivable Subsidiary" means a Wholly Owned Subsidiary that is formed solely for the purpose of, and that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors (as provided below) as an Accounts Receivable Subsidiary and:

                  (a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

                           (1) is guaranteed by the Company or any Restricted
                  Subsidiary (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

                           (2) is recourse to or obligates the Company or any
                  Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

                           (3) subjects any Property of the Company or any
                  Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (b) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

                  (c) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

                  Any designation of a Subsidiary as an Accounts Receivable Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture; provided that no such filing shall be required to give effect to the designation of PolyOne Funding Corporation as an Accounts Receivable Subsidiary.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Debt Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

                  "Additional Assets" means:

                  (a) any Property (other than cash, Temporary Cash Investments, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary and used or useful in a Permitted Business;

                  (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; or

                  (c) Capital Stock of a Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Permitted Business.

                  "Additional Interest" means the Liquidated Damages payable pursuant to Section 4 of the Registration Rights Agreement.

                  "Additional Notes" means any Notes (other than Initial Notes and Exchange Notes) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                  "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

                  "Asset Sale" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or any Restricted Subsidiary), or

                  (b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

                  (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

                  (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10 hereof;

                  (3) any disposition effected in compliance with the first paragraph of Section 5.01 hereof;

                  (4) any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds of less than $10.0 million;

                  (5) sales, transfers or other distributions of Property, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the Property sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or Property (other than cash, except to the extent used as a bona fide means of equalizing the value of the Property involved in the swap transaction) of a nature or type that are used in, a business having Property of a nature or type, or engaged in a business similar or related to the nature or type of the Property, or businesses of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition;

                  (6) the creation of any Lien;

                  (7) any disposition of Property pursuant to a foreclosure;

                  (8) any disposition of cash or Temporary Cash Investments;

                  (9) any disposition of Capital Stock or Property of an Unrestricted Subsidiary;

                  (10) grants of licenses to use the Company's or any Restricted Subsidiary's patents, trade secrets, know-how and technology entered into in the ordinary course of business to the extent that such licenses do not prohibit the licensor from using the patent, trade secrets, know-how or technology;

                  (11) the sale or discount, in each case without recourse, of receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (12) any disposition (including a disposition in exchange for a promissory note or Capital Stock in such Accounts Receivable Subsidiary) of Receivables and Related Assets to an Accounts Receivable Subsidiary in connection with any Receivables Facility; and

                  (13) any release of any intangible claims or rights in connection with a lawsuit, dispute or other controversy.

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing

                  (a) the sum of the product of (i) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (ii) the amount of such payment by

                  (b) the sum of all such payments.

                  "Bank Obligations" means, without duplication, the Obligations of the Company under the Senior Credit Facility and Hedging Obligations in respect of the Senior Credit Facility.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar U.S. federal or state law.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each day that is not a Saturday, Sunday or a day on which commercial banks are authorized or required by law to close in New York City.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Markets Debt" means any Debt that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A or outside the United States pursuant to Regulation S or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Act. As of the Issue Date, the Company's Capital Markets Debt includes its 6.875% Debentures, issued under the indenture dated as of December 1, 1995, among NBD Bank, as trustee, and The Geon Company, 7.5% Debentures, issued under the indenture dated as of December 1, 1995, among NBD Bank, as trustee, and The Geon Company, 9.35% Senior Notes, issued under the indenture dated as of September 15, 1991, among Ameritrust Company National Association, as trustee, and M.A. Hanna Company, 8.875% Senior Notes, is-sued under the indenture dated as of April 23, 2002 among The Bank of New York, as trustee, and the Company, and medium term notes, issued under the indenture dated as of November 9, 1996, among NBD Bank, as trustee, and M.A. Hanna Company.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock), including upon the exercise of warrants, options or other rights, or warrants, options or other rights to purchase its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all Voting Stock of the Company;

                  (2) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors;

                  (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);

                  (4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Capital Stock of the Com-pany is converted into or exchanged for cash, securities or other Property, other than any such transaction where the Capital Stock of the company outstanding immediately prior to such transaction is converted into or exchanged from Capital Stock (other than Disqualified Stock) of the surviving or transferee Person representing at least a majority of the voting power of all Capital Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

                  (5) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

                  "Clearstream" means Clearstream Banking S.A. and any successor thereto.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

                  (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date to

                  (b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

                  (1) if

                           (A) since the beginning of such period the Company or
                  any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

                           (B) the transaction giving rise to the need to
                  calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt;

                  Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated on a pro forma basis as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                                    (2)      if

                                             (A) since the beginning of such
                                    period the Company or any Restricted
                                    Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

                                             (B) the transaction giving rise to
                                    the need to calculate the Consolidated
                                    Interest Coverage Ratio is such an Asset
                                    Sale, Investment or acquisition which
                                    constitutes all or substantially all of an operating unit of a business; or

                                             (C) since the beginning of such
                                    period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition which constitutes all or substantially all of an operating unit of a business;

                  then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

                  If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not in-cluded in such total interest expense, and, to the extent Incurred by the Company or its Restricted Subsidiaries,

                  (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

                  (b) amortization of debt discount and debt issuance cost, including commitment fees;

                  (c) capitalized interest;

                  (d) non-cash interest expense;

                  (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (f) net costs associated with Hedging Obligations (including amortization of fees);

                  (g) Disqualified Stock Dividends (other than to the extent paid in Capital Stock (other than Disqualified Stock));

                  (h) Preferred Stock Dividends (other than to the extent paid in Capital Stock (other than Disqualified Stock));

                  (i) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

                  (j) without duplication, commissions, discounts, yield and other fees and charges Incurred or paid in connection with any Receivables Facility that are payable by the Company to any Person other than the Company and its Restricted Subsidiaries.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries calculated by including (1) the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any Person that is not a Restricted Subsidiary for such period only up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(a) below), and (2) the pro rata share of the Company and its consolidated Restricted Subsidiaries in the net loss of any such Person other than an Unrestricted Subsidiary for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                  (1) subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (2) the pro rata share of the Company and its consolidated Restricted Subsidiaries of a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (b) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

          (c) any after-tax items classified as extraordinary gain or loss;

          (d) the cumulative effect of a change in accounting principles; and

          (e) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of Section 4.10 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(iii)(D) thereof.

                  "Consolidated Net Tangible Assets" of a Person and its Subsidiaries means the sum of the Tangible Assets of such Person and its Subsidiaries after deducting all current liabilities and eliminating intercompany items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Subsidiar-ies after deducting all current liabilities of such Subsidiaries as determined in accordance with GAAP.

                  "Continuing Director" means, during any period of two consecutive years after the Issue Date, any Person who:

                  (i) at the beginning of any two-year period was a member of the Board of Directors on the Issue Date; or

                  (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the directors then still in office who were either members of the Board of Directors at the beginning of such period or whose nomination for election was previously so approved, including new members of the Board of Directors designated in or provided for in an agreement approved by at least a majority of such members.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof, or such other address as to which the Trustee may give notice to the Company.

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of and premium (if any) in respect of:

                           (1) debt of such Person for money borrowed, and

                           (2) debt evidenced by notes, debentures, bonds or
                  other similar instruments for the payment of which such Person is responsible or liable;

                  (b) all Capital Lease Obligations of such Person;

                  (c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                           (d) all obligations of such Person for the
                  reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                           (e) the amount of all obligations of such Person with
                  respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (measured, in each case, at the greater of its voluntary or involuntary maximum fixed repurchase price or liquidation value but excluding, in each case, any accrued dividends);

                           (f) all obligations of the type referred to in
                  clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                           (g) all obligations of the type referred to in
                  clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

                           (h) to the extent not otherwise included in this
                  definition, Hedging Obligations of such Person.

The amount of Debt outstanding as of any date shall be (i) the accreted value thereof, in the case of any Debt that does not require current payments of interest and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt, provided that the amount of Debt represented by a Hedging Obligation shall be equal to:

                           (1) zero if such Hedging Obligation has been Incurred
                  pursuant to clause (v), (vi) or (vii) of Section 4.09(b) hereof; or

                           (2) the amount of such Hedging Obligation as
                  determined in accordance with GAAP if not Incurred pursuant to such clauses.

                  Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted

Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with the Incurrence of such Debt under Section 4.09 hereof, the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the period for the most recent audited financial statements.

                  For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Disqualified Stock; provided, however, that if such Disqualified Stock is not then permitted in accordance with the terms of such Disqualified Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

                  (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock are no more favorable to the holders of such Capital Stock than the provisions of this Indenture with respect to a Change of Control and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's completing a Change of Control Offer.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

                  "Distributable Joint Venture Cash Flow" means, for any period,
(i) the excess of the cash amount distributed to the Company or a Restricted Subsidiary during such period by any Person that is not a Restricted Subsidiary to the extent such cash amount was not included in Consolidated Net Income pursuant to the first paragraph of the definition of "Consolidated Net Income" minus (ii) the aggregate amount of all Investments made by the Company or any of its Restricted Subsidiaries in such Person during such period.

                  "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

                  (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                           (1) the provision for taxes based on income or
                  profits or utilized in computing net loss;

                           (2) Consolidated Interest Expense;

                           (3) depreciation;

                           (4) amortization of intangibles; and

                           (5) any other non-cash items (other than any such
                  non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

                  (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period); and

                  (c) Distributable Joint Venture Cash Flow.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Equity Offering" means an offering of Capital Stock of the Company (other than Disqualified Stock) that generates gross proceeds to the Company of at least $25.0 million.

                  "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means Notes issued in the Registered Exchange Offer pursuant to Section 2.06(c) hereof as evidence of the same continuing Debt of the Company under, and in exchange for, any Notes.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, if such Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

                  "Foreign Subsidiary" means a Subsidiary incorporated or otherwise organized or existing under the laws of a jurisdiction other than the United States of America, any state thereof or any territory or possession of the United States of America.

                  "GAAP" means generally accepted accounting principles in the United States of America, which are in effect on the Issue Date.

                  "Global Note Legend" means the legend set forth in Section 2.06(d)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person, or

                  (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

                           (1) endorsements for collection or deposit in the
                  ordinary course of business, or

                           (2) a contractual commitment by one Person to invest
                  in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person Guaranteeing any obligation.

                  "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holder" means a Person in whose name a Note is registered.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing);

provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09 hereof, amortization of debt discount shall not be deemed to be the Incurrence of Debt.

                  "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with
Article 9 hereof.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means $300,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of the Note.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any direct or indirect loan (other than advances and extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.15 hereof and the definitions of "Restricted Payment" and "Unrestricted Subsidiary," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net as-sets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary (proportionate to the Company's equity investment in such Unrestricted Subsidiary) of an amount (if positive) equal to:

                  (a) the Company's "Investment" in such Subsidiary at the time of such redesignation; less

                  (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Investment Grade Rating" means a rating of both Baa3 or higher (or the equivalent) by Moody's and BBB- or higher (or the equivalent) by S&P.

                  "Investment Grade Status" shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies.

                  "Issue Date" means the date on which the Initial Notes are initially issued.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (other than liens created in connection with a Receivables Facility), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with the Registered Exchange Offer.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the portion of any such deferred payment constituting interest and any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, title, accounting and recording tax expenses, transfer taxes, commissions and other fees and expenses Incurred (including, without limitation, brokerage commissions and accounting, legal and investment banking expenses, fees and sales commissions), and all U.S. federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

                  (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

                  (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

                  (e) payments of unassumed liabilities (not constituting Debt) relating to the Property sold at the time of, or within 30 days after, the date of such sale.

                  "Notes" means any 10 5/8% unsecured senior notes issued by the company under this Indenture.

                  "Note Custodian" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.03 hereof as custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or Incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

                  "Officer" means the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, the Controller or the Secretary or the Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer, treasurer or controller of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "OxyVinyls Guarantee" means the Guarantee by the Company of obligations up to $42.3 million in respect of borrowings by Oxy Vinyls, LP from Occidental Petroleum Corporation pursuant to the Guaranty and Reimbursement Agreement, dated as of April 30, 1999 among The Geon Company and Occidental Petroleum Corporation, as in effect on the Issue Date, which agreement may be terminated upon the attainment of cumulative EBITDA of $636.0 million by Oxy Vinyls, LP.

                  "Pari Passu Debt" means any Debt of the Company or a Subsidiary Guarantor that is not subordinated to the Notes or such Subsidiary Guarantor's Guarantee of the Notes, as the case may be.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

                  "Payment Default" means, with respect to any Debt, a failure to pay the principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.

                  "Permitted Business" means the business of developing, manufacturing and/or selling, and providing research and development, marketing and/or services and support for, chemical-based and formulated products and related organic and inorganic materials and any business reasonably related, incidental, complementary or ancillary thereto.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                  (a) the Company or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

                  (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

                  (c) cash and Temporary Cash Investments;

                  (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business;

                  (e) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (f) loans and advances to employees, officers or directors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3.0 million at any one time outstanding;

                  (g) loans or advances to customers or suppliers in the ordinary course of business;

                  (h) stock, obligations or other securities received in settlement or good faith compromises of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

                  (i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12 hereof;

                  (j) prepaid expenses, negotiable instruments held for collection, lease, utility, workers' compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

                  (k) any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock);

                  (l) Interest Rate Agreements, Currency Exchange Protection Agreements and Commodity Price Protection Agreements, in each case to the extent such obligations Incurred thereunder may be Incurred pursuant to clause (b) of Section 4.09 hereof;

                  (m) existence on the Issue Date and any extensions or replacements thereof on terms no less favorable and in an amount no greater than exist on the Issue Date;

                  (n) an Accounts Receivable Subsidiary that is reasonably necessary or reasonably advisable to effect a Receivables Facility, including, without limitation, the payment of Receivables Fees;

                  (o) any Person to the extent that the consideration for such Investment consists of Capital Stock (other than Disqualified Stock) of the Company; and

                  (p) other Investments made for Fair Market Value that do not exceed $25.0 million in the aggregate outstanding at any one time and any return on which shall not have been included in the calculation of the amount of Restricted Payments under clause (a)(iii)(D)(1) of
         Section 4.10 hereof.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as

                  (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                           (1) the aggregate principal amount (or if Incurred
                  with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                           (2) an amount necessary to pay any fees and expenses,
                  including premiums and defeasance costs, related to such Refinancing;

                  (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

                  (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

                  (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

                  (1) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor; or

                  (2) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(d)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase Money Debt" means Debt:

                  (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

                  (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Agencies" mean Moody's and S&P.

                  "Receivables and Related Assets" means any accounts receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financing facilities or arrangements.

                  "Receivables Facility" means one or more receivables financing facilities or arrangements, as amended or modified from time to time, pursuant to which the Company or any Restricted Subsidiary sells (including a sale in exchange for a promissory note or Capital Stock of an Accounts Receivable Subsidiary) its accounts receivable to an Accounts Receivable Subsidiary.

                  "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not the Company or a Restricted Subsidiary in connection with, any Receivables Facility.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, among the Company and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Responsible Officer," shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

                  "Restricted Global Notes" means the 144A Global Note and the Regulation S Global Note.

                  "Restricted Payment" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the

         Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

                  (d) any Investment (other than Permitted Investments) in any Person.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than leases between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Facility" means the Debt represented by the Three-Year Credit Agreement, to be entered into on or before the Issue Date, among the Company, the lenders party thereto and Citicorp North America, Inc., as administrative agent, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, or refinancing (including increasing the amount of borrowings or other Debt outstanding or available to be borrowed thereunder), all or any portion of the Debt under such agreement, and any successor or replacement agreement or agreements with the same or any other agent, creditor, lender or group of creditors or lenders.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Standard Securitization Undertakings" means (a) for the purposes of the Receivables Facility entered into on or before the Issue Date, the representations, warranties, covenants and indemnities contained in the documentation related thereto, and (b) for all other purposes, representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in receivables financing facilities, including, without limitation, servicing of the obligations thereunder.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

                  (a) such Person;

                  (b) such Person and one or more Subsidiaries of such Person;
         or

                  (c) one or more Subsidiaries of such Person;

provided, however, that notwithstanding the foregoing, such entity is not a Subsidiary of such Person if (i) such entity's financial results are not consolidated with the financial results of such Person in accordance with GAAP and (ii) any other Person (or such other Person and one or more of such other Person's Subsidiaries, or one or more of such other Person's Subsidiaries) has to power to control by contract or otherwise the board of directors or equivalent governing body of, or otherwise controls, such entity.

                  "SunBelt Guarantee" means the Guarantee by the Company of obligations under the Guaranteed Secured Senior Notes due 2017, Series G of SunBelt Chlor Alkali Partnership pursuant to a Guarantee dated December 22, 1997 by the Company, as in effect on the Issue Date, terminating on December 22, 2017 or satisfaction of such obligations, whichever is earlier.

                  "Surviving Person" means the surviving Person in a merger or formed by a consolidation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

                  "Tangible Assets" of any Person means, at any date, the gross value as shown by the accounting books and records of such Person of all its Property, both real and personal, less the net book value of (i) all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other Property reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

                  "Temporary Cash Investments" means:

                  (a) Investments in U.S. Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

                  (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or any state or the District of Columbia or any U.S. branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of $250.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

                           (1) a bank meeting the qualifications described in
                  clause (b) above, or

                           (2) any primary government securities dealer
                  reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                  (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of any state or jurisdiction of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

                           (1) the long-term debt of such state, province or
                  country is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

                           (2) such obligations mature within 180 days of the
                  date of acquisition thereof;

                  (f) with respect to the Company or a Foreign Subsidiary, obligations of foreign obligors (including foreign sovereign nations) correlative in type, maturity and rating to those set forth in clauses
         (a) through (e) above; and

                  (g) Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (f) above.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Notes" means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

                  "Unrestricted Subsidiary" means:

                  (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto;

                  (b) any Subsidiary of an Unrestricted Subsidiary; and

                  (c) any Accounts Receivable Subsidiary.

                  So long as the Company and its Subsidiaries are not subject to the Specified Covenants, all Unrestricted Subsidiaries, other than any Accounts Receivable Subsidiary, shall be Restricted Subsidiaries.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled

(without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02.     Other Definitions.

                                                                                   Defined
                Term                                                              in Section
                ----                                                              ----------
               "Acceleration Notice".....................................            6.02
               "Affiliate Transaction"...................................            4.14
               "Allocable Excess Proceeds"...............................            4.12
               "Asset Sale Offer"........................................            4.12
               "Authentication Order"....................................            2.02
               "Change of Control Offer".................................            4.18
               "Change of Control Payment................................            4.18
               "Change of Control Payment Date"..........................            4.18
               "Change of Control Purchase Price"........................            4.18
               "Covenant Defeasance".....................................            8.03
               "Covenant Suspension Event"...............................            4.19
               "DTC".....................................................            2.03
               "Event of Default"........................................            6.01
               "Excess Proceeds".........................................            4.12
               "Legal Defeasance"........................................            8.02
               "losses"..................................................            7.07
               "Offer Amount"............................................            3.09
               "Offer Period"............................................            3.09
               "Paying Agent"............................................            2.03
               "Permitted Liens".........................................            4.11
               "Purchase Date"...........................................            3.09
               "Registrar"...............................................            2.03
               "Required Filing Dates"...................................            4.03
               "Security Register".......................................            4.18
               "Specified Covenants".....................................            4.19

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

                  (a) Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.

                  (b) The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor on the indenture securities" means the Company and any successor obligor upon the Notes.

(c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

                  Unless the context otherwise requires,

                           (i) a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined herein
                  has the meaning assigned to it in accordance with GAAP;

                           (iii) "or" is not exclusive;

                           (iv) words in the singular include the plural, and in
                  the plural include the singular;

                           (v) all references in this instrument to designated
                  "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                           (vi) the words "herein," "hereof" and "hereunder" and
                  other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                           (vii) "including" means "including without
                  limitation";

                           (viii) provisions apply to successive events and
                  transactions; and

                           (ix) references to sections of or rules under the
                  Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01. Form and Dating.

                  (A) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (B) FORM OF NOTES. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

                  (C) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                  (D) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

                  (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue.

                  (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company or any of their respective Subsidiaries.

                  (f) The Company may issue Additional Notes from time to time after the offering of the Initial Notes. The issuance of Additional Notes will be subject to the provisions of Section 4.09 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03. Registrar and Paying Agent.

                  (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

Section 2.04. Paying Agent to Hold Money in Trust.

                  Each Paying Agent shall, and the Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.     Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA ss.312(a).

Section 2.06.     Transfer and Exchange.

                  (A) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) an Event of Default entitling the Holders to accelerate shall have occurred and be continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

                  (B) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.06(c) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(c) hereof.

                  (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a cer-tificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a broker-dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar and the Company so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the re-strictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

                  (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (C) REGISTERED EXCHANGE OFFER. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.

                  (D) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                           (A) Except as permitted by clause (B) below, each
                  Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

                  OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR

                  OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE."

                           (B) Notwithstanding the foregoing, any Global Note
                  issued pursuant to clause (b)(iv) or (c) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                           "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS
                  DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
                  (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                           UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED
                  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
                  DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (E) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (f) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.18 and
         9.05 hereof).

                  (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (iv) Neither the Registrar nor the Company shall be required
         (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (viii) The Trustee is hereby authorized to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.07.     Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or if a Holder of a Note claims that any Note has been destroyed, lost or stolen and each of the Trustee and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.     Outstanding Notes.

                  (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

                  (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, holders of temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or redeemed or that have been delivered to the Trustee for cancellation.

Section 2.12.     Payment of Interest; Defaulted Interest.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is being registered at the close of business on the Regular Record Date for such interest payment.

                  If the Company defaults in a payment of interest or Additional Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     CUSIP Numbers.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14.     Additional Interest.

                  If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 2.15.     Issuance of Additional Notes.

                  The Company shall be entitled, subject to its compliance with
Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions). The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

                  With respect to any Additional Notes, the Company shall set forth in a Board Resolution of its Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

                  (c) whether such Additional Notes shall be subject to restrictions on transfer.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee, at least 45 days before a redemption date unless a shorter notice shall be satisfactory to the Trustee, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, if so canceled, be void and of no effect.

Section 3.02.     Selection of Notes to Be Redeemed.

                  If fewer than all of the Notes are to be redeemed at any time, the Trustee, in its sole discretion, shall select the Notes to be redeemed on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

                  (a) the redemption date;

                  (b) the redemption price or, if the redemption is made pursuant to Section 3.07(b), a calculation of the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date;

                  (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Such notice, if mailed in the manner provided by Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05.     Deposit of Redemption Price.

                  On or before 11:00 a.m. Eastern time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Additional Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

                  (a) Except as set forth in paragraph (b), the Notes will not be redeemable at the option of the Company prior to May 15, 2007. Beginning on that date, the Notes will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:


                                                                            REDEMPTION
YEAR                                                                           PRICE
----                                                                           -----
2007...................................................................       105.313%
2008...................................................................       102.656%
2009 and thereafter....................................................       100.000%

                  (b) In addition, at any time on or prior to May 15, 2006, the Company may at its option on any one or more occasions redeem Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under this Indenture at a redemption price of 110.625% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Section 3.08.     Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.     Offer To Purchase by Application of Excess Proceeds.

                  (a) In the event that, pursuant to Section 4.12 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

                  (b) The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a
Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of the Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (i) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

                  (ii) the Offer Amount, the purchase price and the Purchase
         Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice prior to the expiration of the offer period;

                  (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in ac-cordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

                                   ARTICLE 4.

                                   COVENANTS

Section 4.01.     Payment of Notes.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, from time to time on demand at the same rate to the extent lawful.

                  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.     Maintenance of Office or Agency.

                  (a) The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office, drop facility or agency of the Company in accordance with Section 2.03.

Section 4.03.     Reports.

                  (a) So long as the Notes are outstanding, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall electronically file with the Commission, the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would be required so to file such documents if the Company were so subject, unless, in any case, if such filings are not then permitted by the Commission.

                  (b) If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Company shall, within 15 days of each Required Filing Date, transmit by mail to Holders of the Notes, as their names and addresses appear in the Security Register, without cost to such Holders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Company's cost. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (c) So long as any Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.     Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each of the Company and its Subsidiaries have, to the extent applicable, kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) The Company shall comply with TIA sec.314(a)(2).

                  (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.

                  The Company shall pay or discharge or cause to be paid or discharged, and shall cause each of its Restricted Subsidiaries to pay or discharge or cause to be paid or discharged, prior to delinquency, all material taxes, assessments, and governmental levies; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.     Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     Corporate Existence.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of the Company or any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.08.     [Intentionally omitted]

Section 4.09.     Limitation on Debt.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt (including Acquired Debt), except that the Company or a Subsidiary Guarantor may Incur Debt (including Acquired Debt) if after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, (A) the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00 and (B) no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence.

                  (b) The restrictions in clause (a) of this Section 4.09 shall not apply to:

                  (i) Debt of the Company evidenced by the Notes and the Exchange Notes issued in exchange for the Notes;

                  (ii) Debt of the Company under the Senior Credit Facility; provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause
         (ii) and then outstanding shall not exceed the greater of (A) $50.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Senior Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to Section 4.12 hereof, and (B) the sum of (1) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (2) 85% of the accounts receivable of the Company and its Restricted Subsidiaries, in each case determined on a consolidated basis as of the most recently ended fiscal quarter of the Company for which financial statements of the Company are available;

                  (iii) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                           (A) the aggregate principal amount of such Debt does
                  not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                           (B) the aggregate principal amount of all Debt
                  Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed $25.0 million;

                  (iv) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

                  (v) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by this
         Section 4.09;

                  (vi) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

                  (vii) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

                  (viii) Debt in connection with (A) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and (B) other letters of credit, surety, performance, appeal or similar bonds, bankers' acceptance, completion guarantees or similar instruments issued in the ordinary course of business of the Company or a Restricted Subsidiary, including letters of credit or similar instruments pursuant to self-insurance and workers' compensation obligations;

                  (ix) Debt of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business or in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt is extinguished within three Business Days of Incurrence of such Debt;

                  (x) Debt of the Company or any Restricted Subsidiary arising from agreements for indemnification and purchase price adjustment obligations Incurred or assumed in connection with the acquisition or disposition of any Property including Capital Stock; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and any Restricted Subsidiary, including the Fair Market Value of noncash proceeds;

                  (xi) Debt of the Company to the extent the net proceeds thereof are promptly deposited to defease the Notes under Article 8 hereof;

                  (xii) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Company or any of its Restricted Subsidiaries;

                  (xiii) the Incurrence of Debt by Foreign Subsidiaries (not including Debt Incurred pursuant to clause (xv) below) in an aggregate principal amount outstanding at any one time not to exceed $25.0 million;

                  (xiv) Debt consisting of take-or-pay obligations on customary business terms contained in supply agreements entered into in the ordinary course of business;

                  (xv) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (i) through (xiv) above;

                  (xvi) Debt of the Company or any Subsidiary Guarantor (not including Debt under clause (xv) above) in an aggregate principal amount outstanding at any one time not to exceed $25.0 million;

                  (xvii) the Guarantee by the Company or any Subsidiary Guarantor of Debt of the Company or any Subsidiary Guarantor, so long as in each case such Debt was Incurred pursuant to another provision of this covenant and is otherwise permitted under this Indenture;

                  (xviii) the Guarantee by any Restricted Subsidiary that is not a Subsidiary Guarantor of Debt of the Company or any Restricted Subsidiary, so long as in each case such Debt was Incurred pursuant to another provision of this Section 4.09(b) and the requirements of
         Section 4.17 hereof are met; and

                  (xix) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clauses (b)(i) and (xv) of this Section 4.09.

                  (c) Notwithstanding anything to the contrary contained in this
 Section 4.09,

                  (i) the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt that is subordinated by its terms to any other Debt of the Company or any Restricted Subsidiary unless such Debt is subordinated by its terms to the Notes to at least the same extent and for so long as it is subordinated to such other Debt;

                  (ii) the Company shall not, and shall not permit any Subsidiary Guarantor of the Notes to, Incur any Debt pursuant to this
         Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or any Guarantee of the Notes by such Subsidiary to at least the same extent as such Subordinated Obligations;

                  (iii) the Company shall not permit any Restricted Subsidiary that is not a guarantor of the Notes to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary which is a guarantor of the Notes; and

                  (iv) accrual (1) of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt and (2) the payment on Disqualified Stock in the form of additional shares of Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock, as applicable, for purposes of this Section 4.09.

                  (d) For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Debt described in clauses (b)(i) through (xix) above or is entitled to be Incurred pursuant to clause (a) of this Section 4.09, the Company shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.09, provided that all outstanding Debt under the Senior Credit Facility at the Issue Date shall be deemed to have been Incurred pursuant to clause (b)(ii) of this Section 4.09.

                  (e) Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Debt.

                  (f) For purposes of determining any particular amount of Debt under this Section 4.09, Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included.

                  (g) If obligations in respect of letters of credit are Incurred pursuant to the Senior Credit Facility and are being treated as Incurred pursuant to clause (b)(ii) of this Section 4.09 and the letters of credit relate to other Debt, then such other Debt shall not be deemed to have been Incurred.

                  (h) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign denominated Debt may be Refinanced or subsequently Refinanced in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such Refinancing whether or not such amount is greater or less than the dollar-equivalent principal amount of the Debt on the date of initial Incurrence.

Section 4.10.     Limitation on Restricted Payments.

                  (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                  (i) a Default or Event of Default shall have occurred and be continuing,

                  (ii) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.09 hereof, or

                  (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum (without duplication) of:

                           (A) 50% of the aggregate amount of Consolidated Net
                  Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter for which financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                           (B) 100% of Capital Stock Sale Proceeds, plus

                           (C) the sum of:

                                    (1) the aggregate net cash proceeds received
                           by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                                    (2) the aggregate amount by which Debt of
                           the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (1) or (2),

                  (x) any such Debt or Disqualified Stock issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                  (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

         plus

                  (D) an amount equal to the sum of:

                           (1) the net reduction in Investments in any Person
                  other than the Company or a Restricted Subsidiary resulting from dividends, Repayments of loans or advances or other transfers of Property or any other disposition or Repayment of such Investments, in each case to the Company or any Restricted Subsidiary from such Person, and

                           (2) the portion (proportionate to the Company's
                  equity interest in such Unrestricted Subsidiary) of the Fair Market Value of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment for purposes of clause (a)(iii) above) by the Company or any Restricted Subsidiary in such Person.

         (b) Notwithstanding the foregoing limitation, the Company may:

         (i) pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends or distributions shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (ii) purchase, repurchase, redeem, legally defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any joint venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

                  (A) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above, and

                  (B) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from (and shall not have been included in) the calculation pursuant to clause (a)(iii)(B) above;

         (iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (iv) repurchase, redeem or retire for value any Capital Stock of the Company or any of its Subsidiaries from current or former employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former employees), pursuant to the terms of agreements (including employment agreements, employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that

                  (A) the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year, and

                  (B) at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (v) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.12 hereof; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (vi) purchase or redeem any Subordinated Obligations or Disqualified Stock, to the extent required by the terms of such Debt or such Disqualified Stock, as applicable, following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (vii) make Restricted Payments in an amount not to exceed $25.0 million in the aggregate, provided that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (viii) purchase, repurchase, redeem, acquire or retire for value any Capital Stock of the Company upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or are surrendered in connection with satisfying any federal or state income tax obligation, including, without limitation, upon a cashless exercise of such warrants, options or other rights; provided, however, that such purchase, repurchase, redemption, acquisition or retirement shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (ix) make cash payments in lieu of the issuance of fractional shares in connection with reverse-stock splits or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (x) purchase or acquire shares of the Company's Capital Stock in open-market purchases for matching contributions to any employees of the Company or its Subsidiaries pursuant to any employee stock purchase plan, deferred compensation plans or other benefit plans; provided, however, that such purchase or acquisition shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above;

         (xi) purchase, repurchase, redeem, acquire or retire for nominal value preferred stock purchase rights issued in connection with any shareholder rights plan that may be adopted by the Company; provided, however, that such purchase, repurchase, redemption, acquisition or retirement shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above; and

         (xii) make required payments that are Restricted Payments pursuant to the SunBelt Guarantee and the OxyVinyls Guarantee pursuant to the terms thereof in ef-
         fect on the Issue Date; provided, however, that any such payments shall be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iii) above.

Section 4.11.     Limitation on Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur or suffer to exist any Lien (other than any Permitted Lien) on Property now owned or hereafter acquired to secure Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (and, if the Company so determines, any other Debt of the Company which is not subordinate to the Notes or of such Restricted Subsidiary) equally and ratably with such Debt as to such Property so long as such Debt is so secured.

                  "Permitted Liens" means:

                  (a) Liens in respect of Debt existing at the Issue Date (other than Liens securing the Senior Credit Facility);

                  (b) Liens on Property existing at the time of acquisition thereof;

                  (c) so long as the Company is subject to the Specified Covenants, Liens to secure Debt permitted to be Incurred under clause
         (b)(iii) of Section 4.09 hereof; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                  (d) Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary;

                  (e) Liens on Property of the Company or any Restricted Subsidiary in favor of the United States of America, any state thereof or any instrumentality of either to secure certain payments pursuant to any contract or statute;

                  (f) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the Property subject to such Liens, and securing only the Property so purchased, constructed or improved and proceeds thereof;

                  (g) Liens for taxes or assessments or other governmental charges or levies, Liens imposed by law, such as mechanics' and materialmen's Liens, for sums not due or sums being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP, and Liens securing reimbursement obligations with respect to trade letters of credit, bankers' acceptances and sight drafts

         Incurred in the ordinary course of business which encumber documents and other Property relating to such trade letters of credit, bankers' acceptances and sight drafts;

                  (h) Liens to secure obligations under workers' compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

                  (i) Liens created by or resulting from any litigation or other proceedings which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens Incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

                  (j) so long as the Company is subject to all of the Specified Covenants, Liens to secure obligations under the Senior Credit Facility in an amount not to exceed the greater of (A) the amount of obligations then permitted to be Incurred under the Senior Credit Facility pursuant to clause (b)(ii) of Section 4.09 hereof and for purposes of this clause (j) deeming all of the Debt at any time outstanding under the Senior Credit Facility to have been Incurred under such clause (b)(ii) and (B) 10% of Consolidated Net Tangible Assets at the time of such determination;

                  (k) so long as the Company is subject to all of the Specified Covenants, Liens to secure Debt permitted to be Incurred pursuant to clause (b)(xiii) of Section 4.09 hereof and for purposes of this clause
         (k) deeming all Debt of Foreign Subsidiaries at any time outstanding to have been Incurred pursuant to clause (b)(xiii) of Section 4.09 hereof;

                  (l) so long as the Company is subject to all of the Specified Covenants, Liens not otherwise permitted by clauses (a) through (k) securing Debt or other obligations permitted under this Indenture at any time outstanding not to exceed $10.0 million; and

                  (m) Liens to secure any extension, renewal or Refinancing (or successive extensions, renewals or Refinancings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) to (j) so long as such Liens do not extend to any other Property and the Debt so secured is not increased.

                  In addition to the foregoing, so long as the Company is not subject to the Specified Covenants, the Company or any Restricted Subsidiary may Incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction (as defined in clause (d) of Section 4.19 hereof), without equally and ratably securing the Notes, if after giving pro forma effect to the Incurrence of such Debt (and the receipt and application of proceeds thereof) or the securing of outstanding Debt the sum (without duplication) of (a) the amount of Debt of the Company and its Subsidiaries subject to a Lien (other than Permitted Liens), and
(b) the Attributable Value (as defined in clause (d) of Section 4.19 hereof) of Sale and Leaseback Transactions entered into under clause (c)(i) of Section 4.19 hereof does not exceed 10% of Consolidated Net Tangible Assets of the Company at the time of such determination.

                  In addition, if on and after the Issue Date any Capital Markets Debt of the Company or any Subsidiary or the SunBelt Guarantee becomes secured by a Lien, then the Company will cause the Notes to be secured equally and ratably by a Lien on the same Property as such Lien for so long as such Capital Markets Debt or SunBelt Guarantee remains secured.

Section 4.12.     Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                  (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

                  (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments; and

                  (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

                  Solely for the purposes of clause (a)(ii) above, the following will be deemed to be cash:

                  (A) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or any Guarantee thereof by a Subsidiary) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and

                  (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such purchaser to the extent they are converted or monetized by the Company or such Restricted Subsidiary into cash within 90 days of receipt (to the extent of the cash received).

                  (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                  (i) to permanently Repay (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings)
         (1) Bank Obligations, (2) other Debt outstanding on the Issue Date (other than Debt subordinated by its terms to the Notes) with a Stated Maturity prior to the maturity of the Notes of the Company or (3) Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor;

                  (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

                  (iii) a combination of the Repayments and reinvestments permitted by the foregoing clauses (i) and (ii).

                  (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 540 days from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

                  (d) When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to purchase (the "Asset Sale Offer") the Notes and other Pari Passu Debt outstanding with similar provisions requiring an offer to purchase such Debt with such proceeds, which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Ad-ditional Interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by this Indenture and the amount of Excess Proceeds will be reset to zero.

                  (e) The term "Allocable Excess Proceeds" shall mean the product of:

                  (i) the Excess Proceeds, and

                  (ii) a fraction,

                           (A) the numerator of which is the aggregate principal
                  amount of the Notes outstanding on the date of the Asset Sale Offer, and

                           (B) the denominator of which is the sum of the
                  aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this
                  Section 4.12 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

                  (f) Within five business days after the Company is obligated to make an Asset Sale Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the Purchase Date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

                  (g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of Notes pursuant to this
Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

Section 4.13. Limitation on Payment Restrictions Affecting Restricted Subsidiaries.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                  (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

                  (ii) make any loans or advances to the Company or any other Restricted Subsidiary or

                  (iii) transfer any of its Property to the Company or any other Restricted Subsidiary.

                  (b) The foregoing limitations will not apply:

                  (i) with respect to clauses (a)(i), (ii) and (iii), to:

                           (A) restrictions in effect on the Issue Date,
                  including, without limitation, restrictions pursuant to the Notes, this Indenture and the Senior Credit Facility (including any Exchange Notes and Guarantees of the Notes and Exchange Notes);

                           (B) restrictions imposed by indentures governing
                  other Pari Passu Debt that the Company Incurs (and, if such Debt is Guaranteed, by the Guarantors of such Debt); provided that the restrictions imposed by such indentures of the type covered by clauses (a)(i), (ii) and (iii) are no more restrictive taken as a whole than the restrictions imposed by this Indenture;

                           (C) restrictions relating to Debt of a Restricted
                  Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

                           (D) restrictions existing under or by reason of
                  applicable law, rule, regulation or order;

                           (E) restrictions on cash or other deposits or net
                  worth imposed by leases or other agreements entered into in the ordinary course of business;

                           (F) customary provisions in joint venture or similar
                  agreements or other arrangements with minority investors in Restricted Subsidiaries; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary; and provided, further, that (i) in the case of joint ventures existing on the Issue Date, the encumbrance or restriction is no more onerous than those existing on the Issue Date and (ii) in all other cases, (a) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable agreements and (b) the Company determines that any such encumbrance or restriction will not materially affect the ability of the Company to make any anticipated payments of principal or interest on the Notes;

                           (G) customary restrictions contained in asset sale
                  agreements, stock sale agreements and other similar agreements limiting the transfer, disposition or distribution of such Property pending the closing of such sale, including any restriction imposed with respect to such Restricted Subsidiary pursuant to an agreement to dispose of all or substantially all the Capital Stock or Property of such Restricted Subsidiary;

                           (H) customary restrictions imposed on the transfer of
                  copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder; and

                           (I) restrictions imposed by any amendments,
                  modifications, restatements, renewals, increases, supplements, refundings or replacements of the contracts, instruments or obligations referred to in clauses (A) through (H) above; provided that the restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings or replacements covered by clauses (a)(i), (ii) and
                  (iii) are no more restrictive taken as a whole than the restrictions imposed by this Indenture or, in the case of the Refinancing of Debt Incurred pursuant to clauses (A) through
                  (C) above, such restriction is no less favorable taken as a whole to the Holders of Notes than those under the agreement evidencing the Debt so Refinanced;

                  (ii) with respect to clause (a)(iii) only, to restrictions:

                           (A) relating to Debt that is permitted to be Incurred
                  and secured without also securing the Notes or any Guarantee thereof by a Subsidiary pursuant to Section 4.09 and Section
                  4.11 hereof that limit the right of the debtor to dispose of the Property securing such Debt;

                           (B) encumbering Property at the time such Property
                  was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

                           (C) resulting from customary provisions restricting
                  subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; or

                           (D) imposed under any Purchase Money Debt or Capital
                  Lease Obligation in the ordinary course of business with respect only to the Property the subject thereof.

Section 4.14.     Limitation on Affiliate Transactions.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                           (i) the terms of such Affiliate Transaction are not
                  materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

                           (ii) if such Affiliate Transaction involves aggregate
                  payments or value in excess of $10.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(i) of this Section as evidenced by a Board Resolution promptly delivered to the Trustee; and

                           (iii) if such Affiliate Transaction involves
                  aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole.

                  (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following Affiliate Transactions:

                  (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

                  (ii) any Restricted Payment permitted to be made pursuant to
         Section 4.10 hereof or any Permitted Investment;

                  (iii) the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of officers and directors of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

                  (iv) payments in the ordinary course of business pursuant to employment agreements, collective bargaining agreements, employee benefit plans, or arrangements for officers or directors, including health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans;

                  (v) loans and advances to officers and directors (or guarantees of third-party loans to officers or directors) made in the ordinary course of business; provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

                  (vi) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

                  (vii) any agreement or arrangement as in effect on the Issue Date or any amendment to any such agreement or arrangement (so long as such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

                  (viii) transactions with customers, clients, suppliers, marketers, distributors or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors and are on terms not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company; and

                  (ix) sales (including a sale in exchange for a promissory note or Capital Stock of an Accounts Receivable Subsidiary) of Receivables and Related Assets and the provision of billing, collection and other services in connection therewith, in each case to such Accounts Receivable Subsidiary in connection with any Receivables Facility.

Section 4.15.     Designation of Restricted and Unrestricted Subsidiaries.

                  (a) The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

                  (i) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary; and

                  (ii) either:

                           (A) the Subsidiary to be so designated has total
                  assets of $1,000 or less,

                           (B) an amount equal to the value of the Subsidiary's
                  Capital Stock held by the Company would be permitted to be made as a Permitted Investment or as a Restricted Payment under Section 4.10 hereof; or

                           (C) such designation is effective immediately upon
                  such entity becoming a Subsidiary of the Company.

                  (b) Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company (other than an Accounts Receivable Subsidiary) will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

                  Except as provided in clause (a) of this Section 4.15, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary); provided that the Company or any Restricted Subsidiary may pledge Capital Stock or Property of any Unrestricted Subsidiary on a nonrecourse basis as long as the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain that pledged Capital Stock or Property. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this
Section 4.15, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Guarantee of the Notes previously made by such Restricted Subsidiary.

                  The Board of Directors may designate any Unrestricted Subsidiary (other than an Accounts Receivable Subsidiary) to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                  (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.09 hereof, and

                  (y) no default or Event of Default shall have occurred and be continuing or would result therefrom.

                  Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officers' Certificate that:

                  (1) certifies that such designation or redesignation complies with the foregoing provisions, and

                  (2) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

Section 4.16.     Limitation on Company's Business.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any business other than Permitted Businesses.

Section 4.17.     Guarantees by Restricted Subsidiaries.

                  (a) The Company will not permit any Restricted Subsidiary that is not then a Guarantor of the Notes, directly or indirectly, to Guarantee or secure the payment of any other Debt of the Company or any of its Restricted Subsidiaries unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a full and unconditional Guarantee of the payment of the Notes by such Restricted Subsidiary; provided that this paragraph shall not be applicable to:

                  (1) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

                  (2) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds and letters of credit or bankers' acceptances;

                  (3) Permitted Liens; or

                  (4) to the extent permitted under Section 4.09 hereof, Guarantees of Debt of a Restricted Subsidiary that is a Foreign Subsidiary by a Restricted Subsidiary that is a Foreign Subsidiary.

If the Guaranteed Debt is subordinated in right of payment to the Notes or any such Guarantee of the Notes, as applicable, pursuant to a written agreement to that effect, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to such Guarantee of the Notes to at least the extent that the Guaranteed Debt is subordinated to the Notes.

                  (b) Any such Subsidiary Guarantee will be released upon:

                  (1) the sale of the Capital Stock of the applicable Subsidiary Guarantor in accordance with the terms of this Indenture such that it is no longer a Subsidiary of the Company,

                  (2) the sale of all or substantially all of the assets of such Subsidiary Guarantor in accordance with the terms of this Indenture,

                  (3) the release of the Subsidiary Guarantor of liability on the Guarantee the issuance of which caused such Restricted Subsidiary to be required to become a Subsidiary Guarantor, or

                  (4) the applicable Subsidiary Guarantor's becoming an Unrestricted Subsidiary in accordance with the terms of this Indenture,

so long as in the case of clause (b)(1), (2), (3), or (4), any Guarantee or security of payment by such Subsidiary Guarantor of Debt of the Company or any of its other Restricted Subsidiaries (other than the Notes or any Subsidiary Guarantee) is fully and unconditionally released prior thereto or simultaneously therewith.

Section 4.18.     Repurchase at the Option of Holders Upon a Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of

Control Offer") at an offer price, in cash (the "Change of Control Purchase Price"), equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date"); provided, however, that, notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to a Change of Control Offer in the event that it has mailed the notice to exercise its rights to redeem all of the Notes under Section 3.07 at any time prior to the occurrence of a Change of Control Offer.

                  Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding Notes in accordance with Section 3.07, the Company shall:

                  (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

                  (ii) send, with a copy to the Trustee, or, at the Company's request the Trustee shall send, by first-class mail, to each Holder, at such Holder's address appearing in the securities register maintained in respect of the Notes by the Registrar (the "Security Register"), a notice stating:

                           (A) that a Change of Control has occurred and a
                  Change of Control Offer is being made pursuant to this Section
                  4.18 and that all Notes timely tendered will be accepted for payment;

                           (B) the Change of Control Purchase Price and the
                  Change of Control Payment Date, which shall be, subject to any contrary requirements of applicable law, a Business Day no later than 90 days after the occurrence of a Change of Control;

                           (C) the circumstances and relevant facts regarding
                  the Change of Control; and

                           (D) the procedures that Holders must follow in order
                  to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.18, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.18 by virtue of such compliance.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful,

                  (i) accept for payment all Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

                  (ii) deposit with the applicable Paying Agent (or, if the Company or any of its Restricted Subsidiaries is acting as the Paying Agent, segregate and hold in trust) an amount equal to the aggregate Change of Control Payments in respect of all Notes or portions thereof so tendered; and

                  (iii) deliver or cause to be delivered to the Trustee, the Notes so accepted with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                  The Paying Agent shall promptly mail or deliver to each Holder of Notes validly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.

                  (c) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered, at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

                  (d) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

                  (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer at the same or higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer otherwise required to be made by the

Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.19.     Covenant Suspension.

                  (a) During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to Sections 4.09, 4.10, 4.12, 4.13, 4.14, 4.15,
4.16 and 5.01(a)(iv) (collectively, the "Specified Covenants"). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds shall be set at zero.

                  (b) If, after a Covenant Suspension Event, either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings such that both Rating Agencies at such time shall not have assigned to the Notes an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Specified Covenants and compliance with the Specified Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.10 as though such Section had been in effect during the entire period of time from the Issue Date; provided, however, that there will not be deemed to have occurred a Default or Event of Default with respect to the Specified Covenants during the time that the Company and its Restricted Subsidiaries were not subject to the Specified Covenants (or upon termination of the suspension period or after that time based solely on events that occurred during the suspension period).

                  (c) In addition, so long as the Company and the Restricted Subsidiaries are not subject to the Specified Covenants, the Company will not, and will not permit any of its Subsidiaries, to enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless (1) the Company or such Subsidiary would be entitled to Incur a Lien to secure Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction in accordance with Section 4.11 without equally and ratably securing the Notes; or (2) the Company or the Subsidiary applies or commits to apply within 120 days an amount equal to the net proceeds of the Property sold pursuant to the Sale and Leaseback Transaction to the redemption of the Notes or to the redemption or Repayment of Company Debt which is pari passu to the Notes.

                  (d) So long as the Company is not subject to the Specified Covenants, the following definitions apply with respect to the covenant described in clause (c) of this Section 4.19 and, to the extent used therein, in the third paragraph under Section 4.11:

                  "Attributable Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from such initial term date to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the lesser of: (1) the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges and (2) in the case of any lease which is terminable by the lessee upon the payment of a penalty, the net amount calculated pursuant to (1) but adjusted to also include the amount of such penalty and to exclude any rent which would otherwise be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                  "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal Property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor (or pool thereof) or to which lender or investor (or pool thereof) is a party, providing for the leasing by such Person or any of its Subsidiaries of any Property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property or asset.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.     Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not merge or consolidate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of (or permit any Restricted Subsidiary to sell, transfer, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's Property (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in any one transaction or series of transactions unless:

                  (i) the Company shall be the Surviving Person in such merger or consolidation, or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or other disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on all the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

                  (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clauses (iv) and (v) below, any Debt that becomes an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a) of Section 4.09 hereof; and

                  (v) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (b) The Company shall not permit any Subsidiary Guarantor to merge or consolidate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (i) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, con-veyance or other disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture providing for a Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

                  (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clause (iv) below, any Debt that becomes an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

                  (iv) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (iii)) shall not apply to (1) a consolidation or merger of any Subsidiary Guarantor with and into the Company or any other Subsidiary Guarantor, so long as the Company (in the case of any transaction involving the Company) or a Subsidiary Guarantor survives such consolidation or merger, or (2) any transactions which constitute Asset Sales if the Company has complied with Section 4.12 hereof.

Section 5.02.     Successor Corporation Substituted.

                  The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

                  (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety); or

                  (b) a lease;

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

                  Each of the following constitutes an "Event of Default" with respect to the Notes:

                  (i) failure to make the payment of any interest or Additional Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

                  (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                  (iii) failure to comply with the provisions of Section 5.01 hereof;

                  (iv) failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clauses (i), (ii) or (iii)) and such failure continues for 30 days after written notice is given to the Company as provided below;

                  (v) the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Company or any of its Restricted Subsidiaries (or any Debt Guaranteed by the Company or any of its Restricted Subsidiaries if the Company or a Restricted Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Debt or Guarantee exists on the Issue Date or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Debt prior to its Stated Maturity, and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or that has been so accelerated, aggregates $25.0 million or more without such Debt or Guarantee having been discharged or such acceleration having been rescinded or annulled, as applicable, within a period of ten days of the date of such Payment Default or acceleration, as applicable;

                  (vi) any final judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amounts covered by insurance where coverage has not been disclaimed or denied) in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect after such judgment becomes non-appealable;

                  (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary insolvency proceeding;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary insolvency proceeding;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its Property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Significant Subsidiary into another Restricted Subsidiary or the Company other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (vii);

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary or for any substantial part of its Property;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its Property;

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary; or

                           (D) grants any similar relief under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 90 days;

                  (ix) any Guarantee by a Significant Subsidiary of the Notes ceases to be in full force and effect (other than in accordance with the terms of such Guarantee or this

         Indenture) or any such Significant Subsidiary Guarantor denies or disaffirms its obligations under its Guarantee.

                  A Default under clause (iv) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregte principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

Section 6.02.     Acceleration.

                  If an Event of Default with respect to the Notes (other than those of the type described in Section 6.01(vii) or (viii) with respect to the Company) shall have occurred and be continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, and Additional Interest, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "Acceleration Notice"), and the same shall become immediately due and payable.

                  In case of an Event of Default specified in Section (vii) or
(viii) of Section 6.01 hereof with respect to the Company, such amount with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

                  At any time after a declaration of acceleration with respect to the Notes, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and annul that declaration and its consequences if:

                  (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

                  (b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

                  (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

                  (d) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

                  (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(vii) or (viii), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Section 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any then existing or potential Default, and its consequences, except a default in the payment of the principal of or interest on any Notes. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05.     Control by Majority.

                  Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and
Section 7.07, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06.     Limitation on Suits.

                  No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

                  (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

                  (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered indemnity satisfactory to the Trustee to institute such proceeding as trustee, and

                  (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

                  A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.     Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.     Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Additional Interest, if any, then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other Property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that any such compensation, expenses and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other Properties that the Holders may be entitled to receive in such proceeding whether in liquidation or any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and

                  Third: to the Company or, to the extent the Trustee collects any money from any Subsidiary Guarantor, to such Subsidiary Guarantor or to such other party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01.     Duties of Trustee.

                  (a) In case an Event of Default which the Trustee has, or is deemed to have, notice hereunder shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default,

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

                  (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

Section 7.02.     Rights of Trustee

                  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a legal, valid and binding execution thereof by such Person.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture unless the Trustee's conduct constitutes negligence, willful misconduct or bad faith.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

                  (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (j) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

                  (k) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

                  (l) The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

                  (m) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.     Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with May 15, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys' fees ("losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or Property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     Replacement of Trustee.

                  The Trustee shall comply with TIA Section 313(b) to the extent applicable.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time upon 30 days prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof or TIA Section 310;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its Property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company in the case of the Trustee for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, etc.

                  Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02.     Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b), (c) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this
Section 8.02, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.     Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.09 through 4.18 hereof, and the operation of Section 5.01(a)(iii) and (iv) and Section 5.01(b) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance") and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (v) or (vi), clause (vii) or (viii) (but in the case of (vii) and (viii) of Section 6.01 hereof, with respect to Significant Subsidiaries only) and clause (ix) of
Section 6.01 hereof or because of the Company's failure to comply with clauses
(a)(iii) and (iv) and clause (b) of Section 5.01.

Section 8.04.     Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

                  Legal Defeasance or Covenant Defeasance may be exercised only if:

                  (a) the Company deposits, or causes to be deposited, irrevocably in trust with the Trustee for the benefit of the Holders, cash or U.S. Government Obligations, or any combination thereof, for the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes to maturity or redemption, as the case may be;

                  (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest and Additional Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (c) 91 days pass after the deposit is made and during the 91-day period no Default described in Section 6.01(vii) or (viii) occurs and is continuing at the end of the period with respect to the Company or any other Person making such deposit;

                  (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (e) such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

                  (f) in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel stating that:

                           (1) the Company has received from the Internal
                  Revenue Service a private letter ruling; or

                           (2) since the date of this Indenture there has been a
                  change in any applicable U.S. federal income tax law,

         to the effect, in either case, that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax (including withholding tax) on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

                  (g) in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                  (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with as required by the Indenture.

Section 8.05. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     Repayment to Company.

                  Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Additional Interest, if any, on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.

                  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

                  (a) cure any ambiguity, omission, defect or inconsistency;

                  (b) provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture;

                  (c) evidence the assumption by a Surviving Person of the obligations of the Company to any such Holder and covenants for the protection of any such Holder;

                  (d) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
         Section 163(f)(2)(B) of the Code);

                  (e) provide for any Guarantee with respect to the Notes or to release any Guarantee of the Notes as provided or permitted under this Indenture;

                  (f) make any change that does not adversely affect the rights of any such Holder;

                  (g) provide for the issuance of Additional Notes in accordance with this Indenture;

                  (h) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA or other applicable trust indenture legislation;

                  (i) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Company; and

                  (j) modify or amend this Indenture to permit the qualification of indenture supplements hereto.

Section 9.02.     With Consent of Holders of Notes.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes) or compliance with any provision of this Indenture or the Notes (except for certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

                  (b) reduce the rate of or extend the time for payment of interest and Additional Interest, if any, on any Note;

                  (c) reduce the principal of or extend the Stated Maturity of any Note;

                  (d) make any Note payable in money other than that stated in the Note;

                  (e) impair the right of any Holder to receive payment of principal of premium, if any, and interest and Additional Interest, if any, on such Holder's Notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (f) subordinate the Notes to any other obligation of the Company;

                  (g) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

                  (h) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described in
         Section 3.07 hereof;

                  (i) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

                  (j) at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto;

                  (k) make any change to this Indenture or the Notes that would result in the Company being required to make any withholding or deduction from payments made under or with respect to the Notes;

                  (l) make any change in the provisions of this Article 9 which require the consent of each Holder; or

                  (m) release any Subsidiary from its obligations under its Guarantee of the Notes or this Indenture other than pursuant to the terms of this Indenture relating to the release of Guarantors of the Notes.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

Section 9.03.     Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.     Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                  ARTICLE 10.

                           SATISFACTION AND DISCHARGE

Section 10.01.    Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

                  (a) either:

                           (i) all Notes that have been previously authenticated
                  (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

                           (ii) all Notes that have not been previously
                  delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and Additional Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

                           (b) the Company has paid or caused to be paid all
                  other sums payable by it under this Indenture; and

                           (c) the Company delivers to the Trustee an Officers'
                  Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 10.02. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 10.03 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.02, the "Trustee") pursuant to Section 10.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 10.03.    Repayment to Company.

                  Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

                                  ARTICLE 11.

                                  MISCELLANEOUS

Section 11.01.    Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 11.02.    Notices.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

                  If to the Company:

                  PolyOne Corporation
                  Suite 36-500, 200 Public Square
                  Cleveland, Ohio 44114
                  Attention: Treasurer
                  Telecopier No.: (216) 589-4280

                  With a copy to:

                  Jones Day
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114-1190
                  Attention: Christopher M. Kelly, Esq.
                  Telecopier No.: (216) 579-0212

                  If to the Trustee:

                  The Bank of New York
                  Corporate Trust Administration
                  101 Barclay Street  - 8W
                  New York, NY  10286
                  Telecopier No.:  (212) 815-5707

                  The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to such Holder's address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.    Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture (except for the first issuance of Notes), the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05.    Statements Required in Certificate or Opinion.

                  Each certificate (other than certificates provided pursuant to Section 4.04 hereof) or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 11.06.    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator, Affiliate or holder of Capital Stock of the Company will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 11.08.    Governing Law.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.    Successors.

                  All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.    Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.    Consent to Jurisdiction and Service of Process.

                  (a) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

                  (b) The Company irrevocably appoints CT Corporation System as its authorized agent in the State of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said ser-vice to CT Corporation System, by the person serving the same to the address provided in Section 11.02, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Indenture.

Section 11.13.    Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14.    Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                SIGNATURES

Dated as of May 6, 2003

                                            COMPANY:


                                            POLYONE CORPORATION



                                            By:    /s/  John L. Rastetter
                                                   ----------------------------
                                                   Name:      John L. Rastetter
                                                   Title:     Treasurer

                                            TRUSTEE:


                                            THE BANK OF NEW YORK



                                            By:    /s/ Joseph A. Lloret
                                                   -----------------------------
                                                   Name:    Joseph A. Lloret
                                                   Title:   Assistant Treasurer

                                                                       EXHIBIT A
================================================================================
                                 (Face of Note)


                          10 5/8% SENIOR NOTES DUE 2010



                                                            CUSIP _____________
No.                                                              $_____________


                               POLYONE CORPORATION

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of
($     ) on May 15, 2010.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2003.

Record Dates:  May 1 and November 1.

Dated:  ______________, 2003.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.


                                          POLYONE CORPORATION



                                          By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:
THE BANK OF NEW YORK,
    as Trustee


By:
      --------------------------------------

         Authorized Signatory


Dated:  _____________, 2003

                                 (Back of Note)


                          10 5/8% SENIOR NOTES DUE 2010


[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the following legend if the Notes are issued with original issue discount: FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS
$[ ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[ ], THE ISSUE DATE IS [ ] AND THE YIELD TO MATURITY IS [ ]% PER ANNUM.]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. PolyOne Corporation, an Ohio corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 5/8% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement. The Company shall pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 15 and November 15 to occur after the date of issuance, unless such May 15 or November 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of May 15 and November 15 to occur after the date of issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predeces-sor Notes) is registered at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose or may be made by check mailed to the registered address of the Holders. Additionally, at the option of the Company, payment of principal, premium, if any, and interest and Additional Interest, if any, may be made by wire transfer of immediately available funds to the Holders that shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 6, 2003 ("Indenture") among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company unlimited in aggregate principal amount.

                  5. OPTIONAL REDEMPTION.

                  (a) Except as set forth in paragraph (b), the Notes will not be redeemable at the option of the Company prior to May 15, 2007. Beginning on May 15, 2007, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). The following prices are for Notes redeemed during the 12-month period commencing on May 15 of the years set forth below, and are expressed as percentages of principal amount:

                                                              REDEMPTION
YEAR                                                             PRICE
                                                              ----------
2007...................................................        105.313%
2008...................................................        102.656%
2009 and thereafter....................................        100.000%

                  Notwithstanding the foregoing, at any time on or prior to May 15, 2006, the Company may at its option on any one or more occasions redeem Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under the Indenture at a redemption price of 110.625% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

                  6. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

                  7. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  8. REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date).

                  (b) When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an Asset Sale Offer, which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by the Indenture and the amount of Excess Proceeds will be reset to zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  9. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon, and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture, to evidence the assumption by a Surviving Person of the obligations of the Company to the Holders of Notes and covenants for the protection of the Holders of Notes, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees or additional obligors with respect to the Notes or to release any Guarantee of the Notes as provided or permitted under the Indenture to make any change that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Additional Notes, to make any change to comply with any requirement of the Commission in connection with qualification of the Indenture under the TIA, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, or to modify or amend the Indenture to permit the qualification of indenture supplements thereto.

                  12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default with respect to the Notes: (i) failure to make the payment of any interest or Additional Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;
(ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure to comply with the provisions of Section 5.01 of the Indenture; (iv) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii) or (iii)) and such failure continues for 30 days after written notice is given to the Company as provided below; (v) the occurrence of a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Company or any of its Restricted Subsidiaries (or any Debt Guaranteed by the Company or any of its Restricted Subsidiaries if the Company or a Restricted Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Debt or Guarantee exists on the Issue Date or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Debt prior to its Stated Maturity, and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or that has been so accelerated, aggregates $25.0 million or more without such Debt or Guarantee having been discharged or such acceleration having been rescinded or annulled, as applicable, within a period of ten days of the date of such Payment Default or acceleration, as applicable; (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect after such judgment becomes non-appealable; (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries; and

(viii) any Guarantee by a Significant Subsidiary of the Notes ceases to be in full force and effect (other than in accordance with the terms of such Guarantee or the Indenture) or any such Significant Subsidiary Guarantor denies or disaffirms its obligations under its Guarantee.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, Affiliate or holder of Capital Stock of the Company as such, shall have any liability for any obligations of the Company under the Indenture, the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the

Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of May 6, 2003, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  PolyOne Corporation
                  33587 Walker Road
                  Avon Lake, Ohio  44012
                  Attention:  Treasurer

                  19. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                       Option of Holder to Elect Purchase

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.18 of the Indenture, check the box below:

                  [ ]      Section 4.12

                  [ ]      Section 4.18

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $ _______________________________

Date:  ________________________          Your Signature:_______________________
_______________________________                        (Sign exactly as your
                                                       name appears on the Note)

                                         Tax Identification No.:


                                         --------------------------



                                         SIGNATURE GUARANTEE:


                                         --------------------------------------
                                         Signatures must be guaranteed by an
                                         "eligible guarantor institution"
                                         meeting the requirements of the
                                         Registrar, which requirements include
                                         membership or participation in the
                                         Security Transfer Agent Medallion
                                         Program ("STAMP") or such other
                                         "signature guarantee program" as may be
                                         determined by the Registrar in addition
                                         to, or in substitution for, STAMP, all
                                         in accordance with the Securities
                                         Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

---------------------------------------------------------------------------
            (Insert assignee's social security or other tax I.D. no.)

---------------------------------------------------------------------------


---------------------------------------------------------------------------


---------------------------------------------------------------------------


---------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------------
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:  ________________________      Your Signature: __________________________
                                                     (Sign exactly as your name
                                                     appears on the face of
                                                     this Note)


                                     Signature Guarantee:  ____________________

                  SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                              AMOUNT OF                                      PRINCIPAL AMOUNT           SIGNATURE OF
                             DECREASE IN          AMOUNT OF INCREASE       OF THIS GLOBAL NOTE      AUTHORIZED SIGNATORY
                           PRINCIPAL AMOUNT       IN PRINCIPAL AMOUNT         FOLLOWING SUCH            OF TRUSTEE OR
   DATE OF EXCHANGE      OF THIS GLOBAL NOTE      OF THIS GLOBAL NOTE     DECREASE (OR INCREASE)       NOTE CUSTODIAN
   ----------------      -------------------      -------------------     ----------------------       --------------










                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


PolyOne Corporation
33587 Walker Road
Avon Lake, Ohio  44012
Attention:  Treasurer

The Bank of New York
Corporate Trust Administration
101 Barclay Street  - 8W
New York, NY  10286
Telecopier No.:

                        Re: 10 5/8% Senior Notes due 2010
                            -----------------------------

                  Reference is hereby made to the Indenture, dated as of May 6, 2003 (the "Indenture"), among PolyOne Corporation, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

                  4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note:

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                          -------------------------------------
                                                [Insert Name of Transferor]



                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                              Dated:
                                                    ---------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER


         1. The Transferor owns and proposes to transfer the following:

            [CHECK ONE OF (a) OR (b)]

            (a)   [ ]  a beneficial interest in the:

                  (i)  [ ]   144A Global Note (CUSIP _________), or

                 (ii)  [ ]   Regulation S Global Note (CUSIP _________), or

            (b)   [ ]  a Restricted Definitive Note.

         2. After the Transfer the Transferee will hold:

            [CHECK ONE OF (a), (b) OR (c)]

            (a)   [ ]  a beneficial interest in the:

                  (i)  [ ]   144A Global Note (CUSIP _________), or

                 (ii)  [ ]   Regulation S Global Note (CUSIP _________), or

                (iii)  [ ]   Unrestricted Global Note (CUSIP _________); or

            (b)   [ ]  a Restricted Definitive Note; or

            (c)   [ ]  an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                        FORM OF CERTIFICATE OF EXCHANGE


PolyOne Corporation
33587 Walker Road
Avon Lake, Ohio  44012
Attention:  Treasurer

The Bank of New York
Corporate Trust Administration
101 Barclay Street  - 8W
New York, NY  10286
Telecopier No.:

                        Re: 10 5/8% Senior Notes due 2010
                            -----------------------------

                  Reference is hereby made to the Indenture, dated as of May 6, 2003 (the "Indenture"), among PolyOne Corporation, as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note:

                  (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes:

                  (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the

         Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                ----------------------------------------------
                                           [Insert Name of Transferor]

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                Dated:
                                       ---------------------------------------

                                                                       EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


PolyOne Corporation
33587 Walker Road
Avon Lake, Ohio  44012

The Bank of New York
Corporate Trust Administration
101 Barclay Street  - 8W
New York, NY  10286
Telecopier No.:

                        Re: 10 5/8% Senior Notes due 2010
                            -----------------------------

                  Reference is hereby made to the Indenture, dated as of May 6, 2003 (the "Indenture"), among PolyOne Corporation, as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of a Definitive Note, we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provi-sions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.


                                  --------------------------------------------
                                      [Insert Name of Accredited Investor]

                                  By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                  Dated:
                                         --------------------------------------

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE


                  For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 6, 2003 (the "Indenture"), among POLYONE CORPORATION, as issuer (the "Company") and THE BANK OF NEW YORK, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Section 4.17 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 4.17,
8.02 and 8.03 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.


                                     [NAME OF GUARANTORS]



                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:




                                      E-1